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                                                                    Exhibit 5(b)


                          LOCKE PURNELL RAIN HARRELL
                         (A Professional Corporation)
                         2200 Ross Avenue, Suite 2200
                           Dallas, Texas 75201-6776



                               November 5, 1998



Republic Group Incorporated
811 East 30th Avenue
Hutchinson, Kansas  67502

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     This firm has acted as legal counsel to Republic Group Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") pertaining to the Company's offering of up to $100,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2008 of the Company (the "New Notes").

     In connection with this opinion, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine;
(iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     We have additionally assumed, without independent investigation or inquiry with respect to any such matter, that (i) the Trustee, as hereinafter defined, has all requisite power and authority to execute, deliver and perform its obligations under the Indenture, as hereinafter defined; (ii) the execution and delivery of the Indenture and the performance of such obligations have been duly authorized by all necessary action on the Trustee's part and the Indenture has been duly delivered by it; and (iii) the Indenture is enforceable against the Trustee in accordance with the terms thereof.
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Republic Group Incorporated
November 5, 1998
Page 2


     Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware.

     2. The issuance of the New Notes has been duly authorized and, upon the due execution, authentication and delivery of the New Notes in accordance with the terms of the Indenture (the "Indenture") governing the New Notes between the Company and UMB Bank, N.A., as Trustee (the "Trustee"), against the exchange of a like principal amount of 9 1/2% Senior Subordinated Notes due 2008 of the Company (the "Old Notes") in accordance with the terms and conditions set forth in the prospectus constituting a part of the Registration Statement (the "Prospectus"), the New Notes will be validly issued.

     3. Upon the due execution, authentication and delivery of the New Notes in accordance with the terms of the Indenture, against the exchange of a like principal amount of Old Notes in accordance with the terms and conditions set forth in the Prospectus, the New Notes will constitute binding obligations of the Company, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and other debtor relief laws of general applicability and (ii) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     This opinion is subject to the further qualification that indemnification or contribution provisions in the Indenture and the related documents may be unenforceable to the extent that such indemnification or contribution may be held to be in violation of or against public policy, including, without limitation, limitations under certain circumstances on enforceability of provisions (i) indemnifying a party against loss attributable to or liability for its own negligent acts or (ii) providing for contribution with respect to such loss or liability.

     This opinion is further limited and qualified in all respects as follows:

     For purposes of rendering the opinion set forth in numbered paragraph 1 above, we have relied solely upon a certificate of the Secretary of State of the State of Delaware dated October 22, 1998.


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Republic Group Incorporated
November 5, 1998
Page 3


     This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

     This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus.

                                        Respectfully submitted,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)



                                        By:    /s/ Bryan E. Bishop
                                           -------------------------------
                                                Bryan E. Bishop


                                        By:    /s/ Monte J. Mitchell
                                           -------------------------------
                                                Monte J. Mitchell